UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 1, 2017

Dominion Energy, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant's Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On December 1, 2017, Dominion Energy, Inc. ("Dominion Energy" or the "Company") sent a blackout trading restriction notice to its executive officers and directors (the "BTR Notice") informing them that they would be prohibited from engaging in certain transactions involving the Company's common stock, during a blackout period (the "Blackout Period") under the Dominion Questar Corporation 401(k) Retirement Income Plan (the "Plan"). The BTR Notice indicated that the Blackout Period will begin at 4:00 PM Eastern Time on December 27, 2017 and is expected to end at 9:00 AM Eastern Time on January 8, 2018. A copy of the BTR Notice is attached as Exhibit 99 to this report and is incorporated herein by reference.

The reason for the Blackout Period is to facilitate the merger of the Plan into the Dominion Energy Savings Plan. During the Blackout Period, participants in the Plan will be unable to borrow or take distributions from their Plan accounts, or direct or diversify their Plan investments, including with respect to Dominion Energy common stock.

The Company was deemed to have been furnished notice of the Blackout Period on November 27, 2017, the same date as notice was furnished to affected participants and beneficiaries in the Plan.

Inquiries relating to the Blackout Period may be directed to Karen W. Doggett, Assistant Corporate Secretary, at Dominion Energy, Inc., 120 Tredegar Street, Richmond, VA 23219, or by telephone at (804) 819-2123.

Item 9.01 Financial Statements and Exhibits.

Exhibit
99	BTR Notice provided to executive officers and directors of Dominion Energy, Inc.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC. Registrant

/s/ Carter M. Reid
Carter M. Reid Executive Vice President, Chief Administrative & Compliance Officer and Corporate Secretary

Date:  December 1, 2017